SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549
                        _________________________________

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) of the
                         SECURITIES EXCHANGE ACT OF 1934
                        _________________________________


                                 Date of Report

                                October 11, 2002
                        (Date of earliest event reported)


                           BankAtlantic Bancorp, Inc.
             (Exact name of registrant as specified in its Charter)


                 Florida                              34-027228
    (State of other jurisdiction or            (Commission File Number)
     incorporation or organization)

                                   65-0507804
                       (IRS Employer Identification No.)



        1750 East Sunrise Blvd.                          33304
        Ft. Lauderdale, Florida                        (Zip Code)
(Address of principal executive offices)

                                 (954) 760-5000
              (Registrant's telephone number, including area code)

                                 Not Applicable
          (Former name or former address, if changed since last report)




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Item 5.  Other Events

     As required, BankAtlantic Bancorp adopted FASB Statement 142, "Goodwill and Other Intangible Assets" on January 1, 2002. As disclosed in the 10-Q Report for second quarter, 2002, it was determined that the carrying value of the Ryan Beck reportable segment exceeded its fair value at the adoption date. As a consequence, an independent appraiser was engaged to measure the impairment loss. Based on the appraiser's evaluation, a $15.1 million impairment loss (net of a $1.2 million tax benefit) is being recorded effective as of January 1, 2002 as a cumulative effect of a change in accounting principle. As required under FASB 142, this non-cash charge will be recognized during the first quarter of 2002 and will have no effect upon third quarter earnings or on any period subsequent to the first quarter, nor will the charge have any effect on operating earnings or tangible capital ratios.


SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                     BANKATLANTIC BANCORP, INC.



                                                     By:/s/James A. White
                                                         James A. White
                                                      Chief Financial Officer